UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2012

CASCADE CORPORATION
(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 22, 2012, Cascade Corporation, an Oregon corporation ("Cascade"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Toyota Industries Corporation, a corporation formed under the laws of Japan ("TICO"), and Industrial Components and Attachments II, Inc., a Delaware corporation and an indirect wholly owned subsidiary of TICO ("Purchaser"), pursuant to which Cascade will be acquired by TICO. The Merger Agreement has been approved by the boards of directors of both Cascade and TICO.

The Merger Agreement

Under the terms of the Merger Agreement, Purchaser will, within 10 business days, commence a tender offer (the "Offer") to acquire all of the outstanding shares of common stock, par value $0.50 per share, of Cascade (the "Shares") for $65.00 per Share (the "Offer Price"), net to the seller in cash, without interest. Thereafter, upon successful completion of the Offer and satisfaction of certain conditions in the Merger Agreement, Purchaser will be merged with and into Cascade (the "Merger"), with Cascade surviving as an indirect wholly owned subsidiary of TICO.

Purchaser's obligation to accept and pay for Shares tendered in the Offer is subject to at least a majority of the total Shares outstanding (determined on a fully diluted basis) being validly tendered (and not properly withdrawn) in the Offer, and the satisfaction of other conditions, including: (a) the absence of legal restraints prohibiting the Offer, the Merger, or the other transactions contemplated by the Merger Agreement, (b) the absence of governmental actions seeking to restrain the transactions or limit TICO's or Purchaser's rights to ownership of Cascade's capital stock, (c) the absence of certain inaccuracies in Cascade's representations and warranties in the Merger Agreement, (d) performance or compliance by Cascade in all material respects with all covenants in the Merger Agreement, and (e) expiration or termination of the applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the German Act Against Restraints on Competition.

After acceptance for payment by Purchaser of at least 65% of the outstanding Shares in the Offer, Purchaser may exercise an option granted to Purchaser by Cascade under the Merger Agreement (the "Top-Up Option") to purchase, at a price per Share equal to the Offer Price, such number of newly issued Shares as, when added to the number of Shares then owned by Purchaser and its affiliates (excluding Shares tendered in the Offer pursuant to guaranteed delivery procedures and not yet delivered) would constitute one Share more than the number required to obtain ownership of 90% of the outstanding Shares, subject to there being no legal prohibition or restraint, sufficient authorized Shares being available for issuance, and receipt by Cascade of an irrevocable commitment by Purchaser to effect a "short-form" merger under the Oregon Business Corporation Act following exercise of the Top-Up Option.

If, after completion of the Offer and the exercise, if any, of the Top-Up Option, TICO and its subsidiaries, including Purchaser, hold 90% or more of the outstanding Shares in the aggregate, then Cascade, TICO, and Purchaser will take all appropriate action to effect the Merger through a short-form merger under the Oregon Business Corporation Act, without obtaining approval of Cascade's remaining shareholders.

If, after completion of the Offer (as it may be extended from time to time pursuant to the Merger Agreement), Purchaser and its affiliates own more than 50% but less than 65% of the outstanding Shares, the Company will hold a shareholders meeting to obtain shareholder approval of the Merger.

Upon completion of the Merger, each Share then outstanding (other than Shares held by TICO, Purchaser, Cascade or any of their respective subsidiaries) will be converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). Additionally, each outstanding Cascade stock appreciation right ("SAR") that has not yet vested will become fully vested, and all SARs, together with all options to purchase Shares ("Options"), that remain outstanding at the effective time of the Merger will be cancelled in exchange for the right to receive, for each SAR or Share subject to an Option, the excess of the Offer Price over the base or exercise price per Share applicable to such SAR or Option, as the case may be, subject to applicable withholding taxes. Each Share of Cascade restricted stock will vest in full as of the effective time of the Merger, and by virtue of the Merger will be cancelled and converted into the right to receive a per Share cash payment equal to the Offer Price, also subject to applicable withholding taxes.

Cascade has made customary representations, warranties and covenants in the Merger Agreement, including covenants not to solicit alternative acquisition proposals. Cascade has also agreed to certain restrictions on its ability to respond to such proposals or change its recommendation in relation to the Offer, subject to exceptions to allow fulfillment of certain fiduciary requirements imposed on Cascade's directors.

The Merger Agreement contains specified termination rights for the parties and provides that, upon termination of the Merger Agreement under specified circumstances, Cascade will be required to pay TICO a termination fee of $30,360,969.

The foregoing description of the Merger Agreement may not contain all information that an investor might consider important and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this current report on Form 8-K and incorporated by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The attached Merger Agreement is not intended to provide any other factual information about TICO, Purchaser, or Cascade. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement for the purpose of allocating contractual risk between the parties to the Merger Agreement and not for the purpose of establishing matters as to fact. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (i) may have been qualified, modified, or excepted by confidential disclosures made to the other party in connection with the Merger for the purpose of allocation of contractual risk, (ii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be viewed or relied upon as characterizations of the actual state of facts about TICO, Purchaser or Cascade.

Tender and Voting Agreement

Concurrently with the execution of the Merger Agreement, Robert C. Warren, Jr., Cascade's President and Chief Executive Officer (in his capacity as a Cascade shareholder), and Warren Holdings, LLC, an entity in which Mr. Warren and his sister Wendy Warren act as managers, entered into a Tender and Voting Agreement (the "Voting Agreement") with TICO and Purchaser. Pursuant to the terms and conditions of the Voting Agreement, Mr. Warren and Warren Holdings agreed, among other things, (i) to tender in the Offer all Shares beneficially owned by them that can be tendered and (ii) if necessary, to vote such Shares in favor of adoption of the Merger Agreement at any special shareholders' meeting called for that purpose. Mr. Warren and Warren Holdings collectively beneficially own an aggregate of approximately 14.2% of the Company's outstanding Shares (excluding Shares issuable upon the exercise of Options or SARs beneficially owned by Mr. Warren or other shareholders). The Voting Agreement terminates, among other events, upon termination of the Merger Agreement in accordance with its terms.

The Voting Agreement is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated into this Item 3.03 by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Equity Incentive Plan

(e) On October 21, 2012, Cascade's board of directors approved an amendment to the Cascade Corporation Stock Appreciation Rights and Restricted Stock Plan (the "Plan") to provide for the vesting in full of restricted Shares issued under the Plan in connection with the Merger.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2012, Cascade's board of directors amended the bylaws of Cascade to provide that the provisions of Sections 60.801 to 60.816 of the Oregon Business Corporation Act, known as the Oregon Control Share Act, will not apply to acquisitions of Cascade's voting shares. The Oregon Control Share Act regulates the process by which a person may acquire control of certain Oregon-based corporations without the consent and cooperation of the board of directors by restricting a shareholder’s ability to vote shares of stock acquired in certain transactions.

The full text of the amendment to Cascade's bylaws is attached as Exhibit 3.1 to this current report on Form 8-K and incorporated by reference.

Item 8.01. Other Events.

On October 22, 2012, Cascade and TICO issued a joint press release regarding the execution of the Merger Agreement. A copy of the press release is filed with this report as Exhibit 99.1.

Important Information

Notice to investors: this filing is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Cascade common stock described in this report has not commenced. At the time the tender offer is initiated, TICO will file with the Securities and Exchange Commission (the "SEC")and mail to Cascade shareholders a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents, and Cascade will file with the SEC and mail to its shareholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9. These materials will contain important information about TICO, Cascade, the tender offer, other transactions contemplated by the Merger Agreement, and other related matters. Cascade shareholders are urged to carefully read each of these documents when they are available. Free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement, and other documents filed with the SEC by TICO and Cascade will be available through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of all of these materials by contacting the investor relations department of Cascade at 2201 N.E. 201st Ave., Fairview, Oregon 97024-9718, Tel. No. (503) 669-6210.

Forward-Looking Statements

Statements in this press release concerning the proposed acquisition of Cascade by TICO, the expected timetable for completing the transactions, benefits of the transaction, and any other statements about future expectations, beliefs, plans or prospects constitute forward-looking statements. For additional information concerning forward-looking statements, please read the disclosure under the heading "Forward-Looking Statements" in Cascade's Annual Report on Form 10-K for the year ended January 31, 2012, which has been filed with the SEC. Investors are cautioned that all forward-looking statements involve risks and uncertainties and actual results could differ materially from those stated in or implied by forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, any failure to meet certain conditions to the Offer or the Merger, the occurrence of certain extraordinary events adversely affecting Cascade, any inability on the part of TICO to successfully complete the tender offer and acquire Cascade, the effects of changes in the global or local market for Cascade's products, and other factors found under the heading "Risk Factors" in Cascade's Annual Report on Form 10-K. Forward-looking statements included in this report speak only as of the date of this report and, except as may be required by law, Cascade does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger dated as of October 22, 2012, by and among Cascade, TICO, and Purchaser.*

3.1	Amendment to Bylaws of Cascade Corporation, adopted October 21, 2012.

10.1	Tender and Voting Agreement by and among TICO, Purchaser, and certain shareholders of Cascade identified therein.

99.1	Cascade Corporation Joint Press Release with TICO, dated as of October 22, 2012.

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cascade Corporation

Dated: October 22, 2012	By:	/s/ Joseph G. Pointer
Joseph G. Pointer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger dated as of October 22, 2012, by and among Cascade, TICO, and Purchaser.*

3.1	Amendment to Bylaws of Cascade Corporation, adopted October 21, 2012.

10.1	Tender and Voting Agreement by and among TICO, Purchaser, and certain shareholders of Cascade identified therein.

99.1	Cascade Corporation Joint Press Release with TICO, dated as of October 22, 2012.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

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